EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-144122 and 333-167570) of The InterGroup Corporation of our report dated September 4, 2015, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

September 4, 2015